Exhibit 10.3

Execution Version

SIDE LETTER AGREEMENT

This Side Letter Agreement (this “Agreement”), dated as of September 10, 2024, is by and between WiSA Technologies, Inc., a Delaware corporation (the “Company”), and ___________, the holder (the “Holder”) of (i)that certain common stock purchase warrant, dated March 27, 2024, as amended (the “March 2024 Warrant”), (ii) that certain common stock purchase warrant, dated April 19, 2024, as amended (the “1st April 2024 Warrant”), (iii) that certain common stock purchase warrant, dated April 23, 2024 (the “2nd April 2024 Warrant”), (iv) that certain common stock purchase warrant, dated April 30, 2024 (the “3rd April 2024 Warrant”), (v) that certain common stock purchase warrant, dated May 15, 2024 (the “1st May 2024 Warrant”), and (vi) that certain common stock purchase warrant, dated May 17, 2024 (the “2nd May 2024 Warrant”, and collectively with the March 2024 Warrant, the 1st April 2024 Warrant, the 2nd April 2024 Warrant, the 3rd April 2024 Warrant, and the 1st May 2024 Warrant, the “Original Warrants”).

WHEREAS, the Holder is the beneficial owner of the Original Warrants, to purchase an aggregate of __________ shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”);

WHEREAS, the parties and certain other investors identified therein are parties to (i)  that certain securities purchase agreement, dated as of March 26, 2024 (the “March 2024 Purchase Agreement”), (ii) that certain securities purchase agreement, dated as of April 17, 2024 (the “1st April 2024 Purchase Agreement”), (iii) that certain securities purchase agreement, dated as of April 19, 2024 (the “2nd April 2024 Purchase Agreement”), (iv) that certain securities purchase agreement, dated as of April 26, 2024 (the “3rd April 2024 Purchase Agreement”), (v) that certain securities purchase agreement, dated as of May 13, 2024 (the “1st May 2024 Purchase Agreement”), and (vi) that certain securities purchase agreement, dated as of May 15, 2024 (the “2nd May 2024 Purchase Agreement”, and collectively with the March 2024 Purchase Agreement, the 1st April 2024 Purchase Agreement, the 2nd April 2024 Purchase Agreement, the 3rd April 2024 Purchase Agreement, and the 1st May Purchase Agreement, the “Original Purchase Agreements”);

WHEREAS, the Company and the Holder desire to amend certain provisions of each of the Original Warrants and the Original Purchase Agreements, as applicable;

WHEREAS, each of the Original Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the Holder;

WHEREAS, each of the Original Purchase Agreements may be amended with the written consent of the Company and the investors identified therein which purchased at least 50.1% in interest of the sum of (i) the Shares (as defined in the applicable Original Purchase Agreement) and (ii) the Pre-Funded Warrant Shares (as defined in the applicable Original Purchase Agreement) initially issuable upon exercise of the Pre-Funded Warrants (as defined in the applicable Original Purchase Agreement), if any, based on the initial Subscription Amounts (as defined in the applicable Original Purchase Agreement) thereunder; and

WHEREAS, as inducements to and in consideration for amending the Original Warrants and the Original Purchase Agreements as set forth hereunder, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(a)(2) thereof and/or regulation D thereunder as to (a) that certain common stock purchase warrant, dated as of even date herewith (the “New Warrant”) and the shares of Common Stock issuable thereunder (the “New Warrant Shares”) and (b) the number of shares of Common Stock set forth in Section 6(b) of this Agreement (the “New Shares”), the Company desires to issue to the Holder, and the Holder desires to acquire from the Company, the New Warrant and the New Shares as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company hereby agree as follows:

1.             “Fundamental Transaction” Provisions in the Original Warrants. The Company and the Holder hereby consent and agree that Section 3(e) of the Original Warrants shall be amended and restated in their entirety, effective immediately following stockholder approval of (i) the issuance of the New Warrant Shares and (ii) issuance of shares of Common Stock issuable upon “alternative cashless exercise” under Section 2(c) of the 1st April 2024 Warrant, the 2nd April 2024 Warrant, the 3rd April 2024 Warrant, the 1st May 2024 Warrant and the 2nd May 2024 Warrant (“Stockholder Approval”):

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, except to the extent subject to an adjustment pursuant to Section 3(a), (b), (c), or (d), (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of shares of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the Common Stock of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the Common Stock of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of shares of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein.

2.             “Stockholder Meeting” Provisions in the March 2024 Purchase Agreement. The Company and the Holder hereby consent and agree that Section 4.9(B) of the March 2024 Purchase Agreement shall be removed in their entirety, effective immediately.

3.             “Stockholder Meeting” Provisions in the 1st April 2024 Purchase Agreement, 2nd April 2024 Purchase Agreement, 3rd April 2024 Purchase Agreement, 1st May 2024 Purchase Agreement and 2nd May 2024 Purchase Agreement. The Company and the Holder hereby consent and agree that Section 4.17 of the 1st April 2024 Purchase Agreement, 2nd April 2024 Purchase Agreement, 3rd April 2024 Purchase Agreement, 1st May 2024 Purchase Agreement and 2nd May 2024 Purchase Agreement shall be amended and restated in their entirety, effective immediately:

4.17 Stockholders’ Meeting. The Company covenants that, promptly following the Closing Date, the Company shall take all corporate action necessary to call a meeting of its stockholders (the “Stockholders’ Meeting”), which shall occur not later than December 31, 2024, for the purpose of seeking approval of the Company’s stockholders (“Stockholder Approval”) with respect to the issuance of the Warrant Shares issuable upon the “alternative cash exercise” of the Warrants pursuant to Section 2(c) thereof. In connection therewith, the Company will file with the Commission proxy materials (including a proxy statement and form of proxy) for use at the Stockholders’ Meeting and, after receiving and promptly responding to any comments of the Commission thereon, shall as soon as reasonably practicable mail such proxy materials to the stockholders of the Company. The Company will comply with Section 14(a) of the Exchange Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the “Proxy Statement”) and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders’ Meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Stockholders’ Meeting which has become false or misleading. If the Company should discover at any time prior to the Stockholders’ Meeting, any event relating to the Company or the Subsidiary or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company’s obligations under the Exchange Act, the Company will promptly inform the Placement Agent. The Board shall recommend to the Company’s stockholders that the stockholders vote in favor of the proposals for Stockholder Approval at the Stockholders’ Meeting and take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the Stockholder Approval. If the Company does not obtain Stockholder Approval at the Stockholders’ Meeting, the Company shall call a meeting every six (6) months thereafter to seek shareholder approval until the date that stockholder approval is obtained (the “Stockholder Approval Date”).

4.             [Reserved].

5.             “Subsequent Equity Sales” and “Registration Statement” Provisions in the March 2024 Purchase Agreement. The Company and the Holder hereby consent and agree that Sections 4.11(a), 4.11(b) and 4.15 of the March 2024 Purchase Agreement shall be removed in its entirety, effective immediately.

6.             Issuance of New Warrant and New Shares.

(a)           Immediately following Stockholder Approval, upon the terms and subject to the conditions set forth herein, the Company shall deliver to the Holder the New Warrant exercisable for [______] shares of Common Stock, substantially in the form attached hereto as Exhibit A.

(b)           On or before the date that is one Trading Day following the date hereof, upon the terms and subject to the conditions set forth herein, the Company shall deliver to the Holder [●] New Shares in book-entry form.

(c)           The delivery of the New Warrant and the New Shares shall each occur at the offices of Sullivan & Worcester LLP, with offices located at 1251 Avenue of the Americas, 19th Floor, New York, NY 10020 or such other location as the parties shall mutually agree, which shall include a remote closing by electronic transmission in accordance with the provisions of this Agreement.

(d)           Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. The Holder represents and warrants that (i) it is an “accredited investor” as defined in Rule 501 of the Securities Act; (ii) it, either or alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the securities offered herby, and has so evaluated the merits and risks of such investment; (iii) it is able to bear the economic risk of an investment in such securities and, at the present time, is able to afford a complete loss of such investment; and (iv) it has had the opportunity to review the transaction documents related to this investment and the Company’s filings with the United Stated Securities and Exchange Commission (the “Commission”) and understands the Company has substantial doubt regarding its ability to continue as a going concern, and has been afforded the following: the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms, conditions and risks of or associated with the offering of the securities and the merits and risks of investing in the securities; access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, and the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(e)           The Holder understands that neither the New Warrant or the New Warrant Shares nor the New Shares will be registered under the Securities Act upon issuance and that the Company will undertake to register the New Warrant Shares and the New Shares under the Securities Act, pursuant to the terms of this Agreement. In furtherance thereof, the New Warrant, each certificate evidencing New Shares and each certificate evidencing New Warrant Shares shall bear a legend substantially similar to the following if, for any reason, such New Warrant Shares or New Shares are not then currently covered under an effective registration statement:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. [EACH OF] THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITY.”

Certificates evidencing New Warrant Shares or New Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares or New Shares is effective under the Securities Act; (ii) following any sale of such New Warrant Shares or New Shares pursuant to Rule 144 under the Securities Act; (iii) if such New Warrant Shares or New Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares or New Shares and without volume or manner-of-sale restrictions; (iv) if such New Warrant Shares or New Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares or New Shares; or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Delegend Date if required by the Company and/or the transfer agent to effect the removal of the legend hereunder, which opinion shall be in form and substance reasonably acceptable to the Holder. If such New Warrant Shares or New Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such New Warrant Shares or New Shares shall be issued free of all legends, provided that, upon request of the Company (which request shall also include a form of customary representation letter), the Holder has delivered in advance to the Company a customary representation letter that is reasonably satisfactory to the Company and its counsel. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this paragraph, it will, no later than two (2) Trading Days (as defined in the New Warrant) following the delivery by the Holder to the Company or its transfer agent of a certificate representing the New Warrant Shares or the New Shares issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such New Warrant Shares or New Shares that is free from all restrictive and other legends or, at the Holder’s request shall credit the account of the Holder’s prime broker with The Depository Trust Company System as directed by the Holder.

(f)            In addition to the Holder’s other available remedies, the Company shall pay to the Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares or New Shares (based on the VWAP (as defined in the New Warrant) of the shares of Common Stock on the date such New Warrant Shares or New Shares are submitted to the transfer agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date, a certificate representing the New Warrant Shares or New Shares so delivered to the Company by the Holder that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of New Warrant Shares or New Shares, or a sale of a number of shares of Common Stock equal to all or any portion of the number of New Warrant Shares or New Shares that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of New Warrant Shares or New Shares that the Company was required to deliver to the Holder by the Legend Removal Date multiplied by (B) the lowest closing sale price of the shares of Common Stock on any Trading Day during the period commencing on the date of the delivery by the Holder to the Company of the applicable New Warrant Shares or New Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(g)           The Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, within the time period required under the Exchange Act. From and after the filing of such Current Report on Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates on the one hand, and the Holder and the Holder’s affiliates on the other hand, shall terminate.

(h)           As soon as reasonably practicable, but in any event no later than forty-five (45) calendar days following the date Stockholder Approval (as defined in the New Warrant) is obtained, the Company shall file a registration statement on Form S-3 (or Form S-1 or other appropriate form if the Company is not then S-3 eligible) (the “Resale Registration Statement”) providing for the resale by the Holder of (a) the New Warrant Shares issued and issuable upon exercise of the New Warrants and (b) the New Shares. The Company shall use commercially reasonable efforts to cause such registration to become effective as soon as practicable and to keep such registration statement effective at all times until the Holder does not own any such warrants or shares of Common Stock issuable upon exercise thereof. The Holder will be required to complete, sign and return an investor questionnaire to the Company in connection with any such registration statement.

7.             Subsequent Equity Sales.

(a)	Except as set forth in that certain waiver agreement by and between the Company and the Holder, dated as of April 17, 2024 (the “Waiver”), from the date hereof until thirty (30) days after the date Stockholder Approval is obtained, neither the Company nor any of its subsidiaries shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”), or (ii) file any registration statement or any amendment or supplement with respect thereto, other than (A) the filing of a registration statement or any amendment or supplement with respect thereto, covering the resale of the shares of Common Stock issuable upon exercise of the New Warrant or any Original Warrants, as applicable or the New Shares, and (B) the filing of a registration statement on Form S-8 in connection with any employee benefit plan. For the avoidance of doubt, nothing in this Section 7(a) shall be deemed to prevent the Company from filing a registration statement in connection with any registration rights obligations in existence prior to the date hereof.

(b)	Except as set forth in the Waiver, from the date hereof until sixty (60) days after the date Stockholder Approval is obtained, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance. For purposes of this Section 7(b), an “at the market offering” and an “equity line of credit” shall not constitute a Variable Rate Transaction.

(c)	Notwithstanding the foregoing, this Section 7 shall not apply in respect of (i) an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance and (ii) any financing deemed necessary by the Company in order to satisfy the continued listing requirements of The Nasdaq Stock Market LLC. “Exempt Issuance” means the issuance of (a) the New Warrant and the New Shares issued hereunder and any shares of Common Stock issuable upon exercise of the New Warrant; (b) any new warrants, shares of Common Stock and shares of Common Stock issuable upon exercise of any new warrants issued pursuant to side letter agreements containing substantially similar terms as provided hereby, and executed by the Company and other investors of even date herewith; (c) shares of Common Stock or options to employees, officers, directors, consultants and investor relation agencies of the Company pursuant to the Company’s equity incentive plans or pursuant to the compensation agreements previously authorized by the Company’s board of directors provided; however, any such issuances to consultants shall be limited to 100,000 shares; (d) securities upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits, combinations or pre-existing anti-dilution provisions) or to extend the term of such securities; (e) securities issued pursuant to acquisitions or strategic transactions and the payment of contractor invoices in the ordinary course of business approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 7(a) herein, and provided that any such issuance shall only be to a Person (as defined below) (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (f) issuances pursuant to or as contemplated by the Waiver; and (g) securities issued in connection with the acquisition of assets of, or sale of the Company’s securities to, Data Vault Holdings, Inc. or any of its affiliates. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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8.             Effect of Amendment. Except as expressly modified by this Agreement, each of the Original Warrants, as amended prior to the date hereof, shall remain unmodified and in full force and effect.

9.             Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the respective Original Warrants.

10.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

11.           Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment hereto.

12.           Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

WISA TECHNOLOGIES, INC.

By:
Name: Brett Moyer
Title: Chief Executive Officer

WARRANT HOLDER:

Number of Warrant Shares Underlying

March 2024 Warrant held:__________

Number of Warrant Shares Underlying

1st April 2024 Warrants held:__________

Number of Warrant Shares Underlying

2nd April 2024 Warrants held:__________

Number of Warrant Shares Underlying

3rd April 2024 Warrants held:__________

Number of Warrant Shares Underlying

1st May 2024 Warrants held:__________

Number of Warrant Shares Underlying

2nd May 2024 Warrants held:__________

Execution Version

Annex A

Representations, Warranties and Covenants of the Company. Except as set forth in the SEC Reports (as defined below), which shall qualify any representation or otherwise made herein to the extent of the disclosure contained therein, the Company hereby makes the following representations and warranties to the Holder:

(a) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except as otherwise noted or corrected in a subsequent SEC Report. The Company is not currently an issuer identified in Rule 144(i) under the Securities Act.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than the Stockholder Approval. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, as amended, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this Agreement.

(d) Issuance of the New Warrant and the New Shares. The issuance of the New Warrant is duly authorized and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, liquidation, possessory liens, rights of set off, merger, consolidation, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the statutory limitation of the time within which proceedings may be brought or availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The issuance of the New Shares is duly authorized. The New Warrant Shares, when issued in accordance with the terms of the New Warrants, and the New Shares will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Warrant Shares and the New Shares in full.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filings required pursuant to this Agreement, (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrant Shares and the New Shares for trading thereon in the time and manner required thereby, (iii) if applicable, the filing of Form D with the Commission and such other filings as may be required to be made under applicable state securities laws, and (iv) Stockholder Approval. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(f) Stockholder Meeting. The Company covenants that it shall use commercially reasonable efforts to hold an annual or a special meeting of stockholders (“Stockholder Meeting”), which shall occur not later than December 31, 2024, for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s board of directors that proposals subject to Stockholder Approval are approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every six (6) months thereafter to seek Stockholder Approval until the date on which Stockholder Approval is obtained.

(g) Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrant, New Warrant Shares and New Shares as required under Regulation D and to provide a copy thereof, promptly upon request of the Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrant, New Warrant Shares and New Shares for, sale to the Holder at the closing of the transactions contemplated hereby under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Holder.